SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 30, 2026
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)
559-490-6261
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBFO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On March 30, 2026, United Security Bancshares (the “Company”) held a special meeting of shareholders. A total of 12,019,562 shares were represented and voted at the meeting, constituting 68.27% of the 17,604,923 issued and outstanding shares entitled to vote at the meeting, constituting a quorum. At the special meeting, the Company’s shareholders (i) approved the principal terms of the Agreement and Plan of Merger, dated as of December 16, 2025, between Community West Bancshares (“CWB”) and United Security Bancshares (“USB”), pursuant to which USB will merge with and into CWB, and the transactions contemplated therein, and (ii) approved the adjournment of the special meeting to permit further solicitation of proxies in the event that an insufficient number of votes were cast to approve the merger proposal. The following are the voting results of each matter submitted to the Company’s shareholders at the special meeting, both of which proposals were approved:

1.Approval of the Merger Agreement:

For	Against	Abstain	Non-Votes
11,928,445	65,144	25,973	—
2.    Adjournment of the Special Meeting:

For	Against	Abstain	Non-Votes
11,880,814	98,285	40,463	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date:	March 31, 2026	By: /s/ David A. Kinross
David A. Kinross
Senior Vice President and Chief Financial Officer

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